SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2006

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard

Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2006, the Board of Directors of Adaptec, Inc. (“Adaptec”) approved a new form of Indemnification Agreement (the “New Indemnification Agreement”) to be entered into with Adaptec’s future directors and executive officers (each, an “Indemnitee”). Current Adaptec directors and executive officers who are party to Adaptec’s prior form of Indemnification Agreement will also be given the opportunity to replace their current Indemnification Agreement with the New Indemnification Agreement.

The New Indemnification Agreement provides that Adaptec will indemnify the Indemnitee to the fullest extent permitted by law in relation to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was a director or officer of Adaptec, is or was serving at the request of Adaptec as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of Adaptec or of another enterprise at the request of such predecessor corporation. In addition, the New Indemnification Agreement provides that Adaptec will make an advance payment of expenses to the Indemnitee, if the Indemnitee requests such advance payment of expenses, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph.

A copy of the form of New Indemnification Agreement is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Form of New Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Subramanian Sundaresh
Subramanian Sundaresh
President and Chief Executive Officer
Date: April 11, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Form of New Indemnification Agreement